Exhibit 99.1

atai Life Sciences Announces Pricing of Public Offering of Common Shares

NEW YORK and BERLIN, February 12, 2025 – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company focused on transforming the treatment of mental health disorders, today announced the pricing of a registered underwritten offering of 26,190,477 common shares, at a price of $2.10 per share. atai has granted the underwriter a 30-day option to purchase up to an additional 3,928,571 common shares. All common shares to be sold in the offering will be sold by atai.

The gross proceeds of the offering, before deducting underwriting discounts and commissions and other offering expenses payable by atai, are expected to be approximately $55 million. atai intends to use the net proceeds from this offering for general corporate purposes, including for working capital and to advance the clinical development of its product candidates and programs.

The offering is expected to close on February 14, 2025, subject to customary closing conditions.

Berenberg is acting as the sole bookrunner for the offering.

The securities in the underwritten offering described above are being offered pursuant to an effective shelf registration statement that was filed with the U.S. Securities and Exchange Commission (“SEC”) on July 1, 2022 and declared effective by the SEC on July 11, 2022. This offering is being made only by means of a prospectus supplement and the accompanying prospectus which forms a part of the effective shelf registration statement.  A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus may be obtained, when available, by contacting: Berenberg Capital Markets LLC, Attention: Investment Banking, 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020, or by telephone at +1 (646) 949-9000, or by e-mail at prospectusrequests@berenberg-us.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About atai Life Sciences
atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. The Company was founded in response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to developing novel, evidence-based therapeutics to treat depression, anxiety and other mental health disorders. atai's vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, the uncertainties related to the completion of the public offering, the grant of the option to purchase additional shares, the anticipated use of proceeds from the offering and other statements relating to the proposed offering. There are numerous risks and uncertainties that could cause actual results and atai’s plans and objectives to differ materially from those expressed in the forward-looking information, such as those risks discussed in the section entitled “Risk Factors” set forth in atai’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case, as filed with the SEC, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for atai to differ materially from those contained in atai’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and atai specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing atai’s views as of any date subsequent to the date of this press release.

Contact Information
Investor Contact:
IR@atai.life

Media Contact:
PR@atai.life